Exhibit 10.24.1








                               PNM Resources, Inc.
                           Officer Life Insurance Plan
                           (Effective January 1, 2004)












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                                   ARTICLE I
                                  INTRODUCTION

          1.1 General. The purpose of the Officer Life Insurance Plan (the "Plan") is to provide a life insurance benefit to certain key employees of PNM Resources, Inc. (the "Company") in order to encourage such employees to continue their employment with the Company and to reward such key employees for their service with the Company.

          1.2 Effective Date. The provisions of this Plan document shall be effective as of January 1, 2004 (the "Effective Date"). This Plan shall only apply to selected key employees.

                                   ARTICLE II
                                   DEFINITIONS

          2.1 General. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section 2.1 or in the Introduction. The following words and phrases utilized in the Plan with the initial letter capitalized shall have the meanings set forth below, unless a clearly different meaning is required by the context in which the word or phrase is used:

              (a) "Beneficiary" means the person or persons designated to receive benefits under this Plan in the event of the death of the Participant.

              (b) "Benefits Department" means the organizational unit of the Company with the responsibility for administering benefit programs.

              (c) "Board" means the Board of Directors of the Company, or any authorized committee of the Board.

              (d) "Committee" means the committee appointed pursuant to Section
6.1 (Appointment of Committee) to assume certain designated responsibilities in connection with the Plan.

              (e) "Company" means PNM Resources, Inc. or any affiliate of the Company that is authorized by the Board of Directors to adopt the Plan and which has adopted the Plan, and to the extent provided in Section 8.2 (Successors) below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

              (f) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

              (g) "Insurer" means the insurance company issuing the Policy.

              (h) "Participant" means an employee of the Company or any affiliate who has been designated or selected for participation in the Plan pursuant to Section 3.2 (Selection of Participants).

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              (i) "Plan" means the PNM Resources, Inc. Officer Life Insurance
Plan, as set forth herein.

              (j) "Plan Administrator" means the Company. Any action to be taken by the Plan Administrator may be taken by the Company's senior human resources officer. In addition, the Company's senior human resources officer may delegate such authority to the Benefits Department.

              (k) "Policy" means any and all life insurance policies owned by the Company that provide benefits under the Plan.

                                   ARTICLE III
                                   ELIGIBILITY

          3.1 The Eligible Class. The purpose of the Plan is to provide life insurance benefits to a select group of management or highly compensated employees. This group of eligible employees is sometimes referred to as the "top hat group."

          3.2 Selection of Participants. The initial employees who are eligible to participate in the Plan are the "Officers" of the Company. For this purpose, an "Officer" is someone who occupies the position of Vice President or higher.

          3.3 Adoption by Affiliates. An employee of an affiliate may not become a Participant in the Plan unless the affiliate has previously adopted the Plan with the approval of the Board. Adoption of this Plan by Public Service Company of New Mexico and Avistar is hereby approved. By adopting this Plan, an affiliate shall be deemed to have agreed to assume the obligations and liabilities imposed upon it by this Plan, agreed to comply with all the other terms and provisions of this Plan, delegated to the Plan Administrator, the Benefits Department, and the Committee the power and responsibility to administer this Plan with respect to the affiliate's employees and delegated to the Company the full power to amend or terminate this Plan with respect to the affiliate's employees.

          3.4 Condition to Participation. As a condition of participation in the Plan, an eligible employee (including an Officer) must take all action required by the Plan Administrator as a condition to participating in the Plan, including taking a physical examination and such other steps as may be required as a condition to the Company's purchase of a Policy on the life of the Participant. The Plan Administrator shall determine the effective date of an eligible employee's participation in the Plan. In no event will an employee become a Participant in the Plan prior to the issuance of a Policy on the employee's life. If an employee is not insurable at standard rates, the employee will be excluded from participation in the Plan unless the Company determines otherwise. If an employee is excluded, the Company, in the exercise of its discretion, may make alternative arrangements.

          3.5 Termination of Participation. As a general rule, a Participant's participation in the Plan shall cease upon the earliest of the following dates:

              (a) the date his employment with the Company terminates;


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              (b) the date of his death while insured under the Policy;

              (c) the date he ceases for any reason to be insured under the Policy; or

              (d) if the Plan Administrator concludes, in the exercise of its discretion, that the individual is no longer properly included in the top hat group, such date as may be selected by the Plan Administrator.

If an individual's participation ceases, the Company has no obligation to pay any future premiums and may dispose of the Policy in any way that it deems appropriate.

                                   ARTICLE IV
                                    BENEFITS

          4.1 Life Insurance Benefits. The Company shall purchase a Policy on the life of each Participant satisfying the eligibility requirements set forth in Article III (Eligibility). The Company and the Participant shall take reasonable actions to (1) cause the Insurer to issue the Policy, and (2) cause the Policy to conform to the terms and conditions of this Plan.

          4.2 Policy Ownership. No Participant shall have the right to make any Policy loans or exercise any other ownership rights under the Policy. The Company shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided.

          4.3 Amount of Coverage. The amount of life insurance coverage to be provided to a Participant while the Participant is employed by the Company shall be determined by the Plan Administrator. The amount will be indicated in a letter to the Participant from the Plan Administrator.

          4.4 Payment of Premiums. On or before the due date of each Policy premium, or within the grace period provided therein, the Company shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Participant evidence of timely payment of such premium.

          4.5 Beneficiary Designation. Each Participant shall have the right to designate, on forms provided by the Plan Administrator, a Beneficiary to receive the death benefit payable pursuant to the Policy in the event of the Participant's death. The Participant shall have the right at any time to revoke such designation or to substitute another such Beneficiary. Any such change shall be effective on the date that the Plan Administrator receives written notice from the Participant. If, upon the death of the Participant, there is no valid designation of Beneficiary on file with the Plan Administrator, the Participant's surviving spouse shall be the Beneficiary, or if there is no surviving spouse, the Participant's estate shall be the Beneficiary.

          4.6 No Right of Participant to Policy's Cash Value. Neither the Participant nor any Beneficiary shall have any right to any cash value in any Policy. The Company shall at all times be the sole owner of the Policy's cash value and shall have exclusive rights with respect to the Policy's cash value. All incidents of ownership in the Policy shall belong exclusively to the Company.

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          4.7 Payment of Taxes. A Participant shall be responsible for the payment of any state or federal taxes due from the Participant arising out of, or in any way related to, this Plan or any Policy, including, but not limited to, any taxes due on the economic benefits received by a Participant under this Plan, as determined in accordance with Treas. Reg. ss. 1.61-22. Since the Participant has no interest in or right to any portion of the cash surrender value of the Policy, the only economic benefit that the Participant will receive is the value of the life insurance protection. The Company shall annually furnish to each Participant a statement of the amount of income reportable by the Participant for federal and state income tax purposes. The Company shall not be liable for any actual or potential tax consequences to any Participant arising out of, or in any way related to, this Plan or any Policy.

                                   ARTICLE V
                            TERMINATION OF EMPLOYMENT

          5.1 Termination. Upon termination of employment with the Company, the Participant's participation in this Plan shall terminate.

          5.2 Effect of Termination on Policy. Upon the Participant's termination of employment for any reason, the Company no longer has any obligation to pay the premiums on the Policy and the Company may dispose of the Policy in any way that it sees fit, including:

              (a) Continue the Policy in force with the Company as the designated Beneficiary.

              (b) Transfer the Policy to the Participant.

              (c) Surrender the Policy for its net surrender value.

              (d) Any of the standard options made available to policy owners by the Insurer.

         The Company may choose among the available options in its absolute, unfettered discretion.

                                   ARTICLE VI
                                 ADMINISTRATION

          6.1 Appointment of Committee. The Company's Benefits Governance Committee is the "Committee" referred to in this Plan. The Committee shall consist of such members as may be appointed by the Company. The Company may remove any member of the Committee at any time and a member may resign by written notice to the Company. Any vacancy in the membership of the Committee shall be filled by appointment made by the Company, but pending the filling of such vacancy the existing members of the Committee may act as though they alone constitute the full Committee. The Company may delegate its authority under this
Section 6.1 to the Company's Chief Executive Officer.

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          6.2 Majority Rule and Delegation of Ministerial Acts. Any and all acts and decisions of the Committee shall, if there is more than one member, be by at least a majority of the current members, but the Committee may delegate to any one or more of its members or any other person the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event any other person may accept such notice, document or act without question as having been authorized by the Committee. If the majority of the current members of the Committee are unable to agree to an act or decision, the Committee shall seek instructions from the Company.

          6.3 Meetings. The Committee may, but need not, call or hold formal meetings, and any decisions made or actions taken pursuant to written approval of a majority of the current members shall be sufficient. The Committee shall maintain adequate records of its decisions and those records shall be subject to inspection by the Company. Also, the Committee may designate one of its members as Chairman, and one of its members as Secretary, and may establish policies and procedures governing it so long as the same are not inconsistent with the terms of this Plan.

          6.4 General Powers and Duties.

              (a) General. The Committee shall perform the duties and exercise the powers and discretion given to it in this Plan document and its decisions and actions shall be final and conclusive as to all persons affected thereby. The Company and the adopting affiliates shall furnish the Committee with all data and information that the Committee may reasonably require in order to perform its functions. The Committee may rely without question upon any such data or information.

              (b) Disputes. Any and all disputes that may arise involving Participants or beneficiaries shall be referred to the Committee and its decision shall be final. Furthermore, if any question arises as to the meaning, interpretation or application of any provisions of this Plan, the decision of the Committee shall be final.


              (c) Conflicts of Interests. Notwithstanding any other provision of this Plan, during any period in which two or more Committee members are acting, no member of the Committee shall vote or act as a member of the Committee upon any matter involving the member's own rights, benefits or other participation in this Plan. If a member of the Committee is recused pursuant to the preceding sentence, then the remaining Committee members may act as if they alone constitute the full Committee.

              (d) Agents. The Committee may engage agents, including actuaries, to assist it and may engage legal counsel who may be counsel for the Company. The Committee shall not be responsible for any action taken or omitted to be taken on the advice of such counsel, including written opinions or certificates of any agent, counsel, actuary or physician.

              (e) Insurance. At the Committee's request, the Company shall purchase liability insurance to cover the members of the Committee in their activities as the Committee.

              (f) Allocations. The Committee is given specific authority to allocate and revoke responsibilities among its members. When the Committee has allocated authority pursuant to this paragraph, the Committee is not to be liable for the acts or omissions of the party to whom such responsibility has been allocated.

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              (g) Interpretations. The Committee, in its sole discretion, shall interpret and construe the provisions of the Plan (and any underlying documents or policies).

              (h) Reporting and Disclosure. The Administrator shall file all reports and forms lawfully required to be filed by the Administrator with any governmental agency or department, federal or state, and shall distribute any forms, reports, statements or plan descriptions lawfully required to be distributed to Participants and others by any governmental agency or department, federal or state.

          The foregoing list of powers and duties is not intended to be exhaustive, and the Committee shall, in addition, exercise such other powers and perform such other duties as it may deem advisable in the administration of the Plan, unless such powers or duties are assigned to another pursuant to the provisions of the Plan.

          6.5 Claims.

              (a) Initial Claim. A claim for benefits by a Participant or Beneficiary (the "claimant") under this Plan must be submitted to the Benefits Department.

          (1) Notice of Decision. Written notice of the disposition of the claim shall be furnished to the claimant within a reasonable period of time, but not later than ninety (90) days after receipt of the claim by the Benefits Department, unless the Benefits Department determines that special circumstances require an extension of time for processing the claim. If the Benefits Department determines that an extension is required, written notice (including an explanation of the special circumstances requiring an extension and the date by which the Benefits Department expects to render the benefits determination) shall be furnished to the claimant prior to the termination of the original ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. If the claim is denied, the notice required pursuant to this Section shall set forth the following:

                  (i) The specific reason or reasons for the adverse determination;

                  (ii) Special reference to the specific Plan provisions upon which the determination is based;

                  (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv) A statement that the claimant may:

                       (A) Request a review by the Committee upon written application;

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                       (B) Review pertinent Plan documents; and

                       (C) Submit issues and comments in writing.

                  (v) An explanation of the Plan's appeal procedure and the time limits applicable to an appeal, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA. The explanation should also specify that any appeal the claimant wishes to make of the adverse determination must be in writing and must be delivered to the Committee within 60 days after receipt of the Benefits Department's notice of denial of benefits. The Benefits Department notice must further advise the claimant that his failure to appeal the action to the Committee in writing within the sixty (60) day period will render the Benefits Department determination final, binding and conclusive.

              (b) Appeal Procedures. Every claimant shall have the right to appeal an adverse benefits determination to the Committee. Such appeal may be accomplished by a written notice of appeal filed with the Committee within sixty
(60) days after receipt by the claimant of written notification of the adverse benefits determination by the Benefits Department. Claimants shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. Claimants will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits, such relevance to be determined in accordance with Section 6.5(c) (Claims - Definition of Relevant). The appeal shall take into account all comments, documents, records, and other information submitted by claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  (1) Notice of Decision. Notice of a decision on appeal shall be furnished to the claimant within a reasonable period of time, but not later than sixty (60) days after receipt of the appeal by the Committee unless the Committee determines that special circumstances (such as the need to hold a hearing if the Committee determines that a hearing is required) require an extension of time for processing the claim. If the Committee determines that an extension is required, written notice (including an explanation of the special circumstances requiring an extension and the date by which the Committee expects to render the benefits determination) shall be furnished to the claimant prior to the termination of the original sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty
(60) day period. The notice required by the first sentence of this Section shall be in writing, shall be set forth in a manner calculated to be understood by the claimant and, in the case of an adverse benefit determination, shall set forth the following:

                  (i) The specific reason or reasons for the adverse determination;

                  (ii) Reference to the specific Plan provisions upon which the determination is based;

                  (iii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, such relevance to be determined in accordance with Section 6.5(c) (Claims - Definition of Relevant), below; and

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                  (iv) An explanation of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

              (c) Definition of Relevant. For purposes of this Section, a document, or other information shall be considered "relevant" to the claimant's claim if such document, record or other information:

                  (1) Was relied upon in making the benefit determination;

                  (2) Was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or

                  (3) Demonstrates compliance with the administrative processes and safeguards required pursuant to this Section 6.5 on making the benefit determination.

              (d) Decisions Final; Procedures Mandatory. To the extent permitted by law, a decision on review or appeal shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

              (e) Time For Filing Legal Or Equitable Action. Any legal or equitable action filed in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person must be commenced not later than the earlier of: (1) the shortest applicable statute of limitations provided by law; or (2) two (2) years from the date the written copy of the Committee's decision on review is delivered to the claimant in accordance with Section 6.5(b)(1)(i) (Claims - Appeal Procedures - Notice of Decision).

                                  ARTICLE VII
                            AMENDMENT OR TERMINATION

          7.1 Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole discretion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board (or its delegate) and shall be effective as of the date of such resolution.

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                                  ARTICLE VIII
                               GENERAL PROVISIONS

          8.1 Effect of a Change in Control. In the event of a "Change in Control" as defined in the PNM Resources, Inc. Officer Retention Plan, as it may be amended from time to time, the Plan shall not be automatically terminated. Rather, the Plan shall be continued after such Change in Control if the successor employer elects and agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the closing date of the Change in Control.

          8.2 Successors. This Plan shall be binding upon the successors and assigns of the Company and upon the heirs, beneficiaries and personal representatives of the individuals who become Participants hereunder.

          8.3 No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution from the Plan, other than the payments due pursuant to the Policy. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the Service of the Company.

          8.4 Applicable Law. The Plan shall be construed and administered under the laws of the State of New Mexico, except to the extent preempted by ERISA.

          8.5 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Plan Administrator, the Benefits Department, the Committee, nor any individual acting on their behalf as an employee, agent, or representative shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

          8.6 Headings for Convenience Only. The headings and subheadings are inserted for convenience and reference only and are not to be used in construing this Plan.

          8.7 Severability. If any provision of this Plan is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the remaining provisions shall be construed and enforced as if such illegal or invalid provision had never been inserted in the Plan.

          8.8 Discharge of Insurer. The Insurer shall be fully discharged from its obligations under any Policy by payment of the Policy death benefit to the Beneficiary or Beneficiaries named in such Policy, subject to the terms and conditions of such Policy. In no event shall the Insurer be considered a party to this Plan, or any modification or amendment to this Plan. No provision of this Plan, nor any modification or amendment of this Plan, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in any Policy, except insofar as the provisions of the Plan are made a part of any Policy by this Plan.

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         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the 28 day of April, 2004.
                                     ----      -------

                       PNM RESOURCES, INC.



                       By:  /s/  Alice A. Cobb
                          --------------------------------------------------
                            Alice Cobb
                            Senior Vice President, People Services & Development



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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I             INTRODUCTION............................................1
         1.1      General.....................................................1
         1.2      Effective Date..............................................1
ARTICLE II            DEFINITIONS.............................................1
         2.1      General.....................................................1
ARTICLE III           ELIGIBILITY.............................................2
         3.1      The Eligible Class..........................................2
         3.2      Selection of Participants...................................2
         3.3      Adoption by Affiliates......................................2
         3.4      Condition to Participation..................................2
         3.5      Termination of Participation................................2
ARTICLE IV            BENEFITS................................................3
         4.1      Life Insurance Benefits.....................................3
         4.2      Policy Ownership............................................3
         4.3      Amount of Coverage..........................................3
         4.4      Payment of Premiums.........................................3
         4.5      Beneficiary Designation.....................................3
         4.6      No Right of Participant to Policy's Cash Value..............3
         4.7      Payment of Taxes............................................4
ARTICLE V             TERMINATION OF EMPLOYMENT...............................4
         5.1      Termination.................................................4
         5.2      Effect of Termination on Policy.............................4
ARTICLE VI            ADMINISTRATION..........................................4
         6.1      Appointment of Committee....................................4
         6.2      Majority Rule and Delegation of Ministerial Acts............5
         6.3      Meetings....................................................5
         6.4      General Powers and Duties...................................5
         6.5      Claims......................................................6
ARTICLE VII           AMENDMENT OR TERMINATION................................8
         7.1      Amendment or Termination....................................8
ARTICLE VIII          GENERAL PROVISIONS......................................9
         8.1      Effect of a Change in Control...............................9
         8.2      Successors..................................................9
         8.3      No Enlargement of Employee Rights...........................9
         8.4      Applicable Law..............................................9


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                                TABLE OF CONTENTS
                                   (continued)



                                                                            Page

         8.5      Limitations on Liability....................................9
         8.6      Headings for Convenience Only...............................9
         8.7      Severability................................................9
         8.8      Discharge of Insurer........................................9




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